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                                                                  Exhibit 4.1(d)

         AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of November 14, 2001 by and among METRIS COMPANIES INC., a corporation duly organized and existing under the laws of the State of Minnesota (the "Company"), BANK ONE TRUST COMPANY, N.A. (Successor-in-Interest to The First National Bank of Chicago), a national banking association duly organized and existing under the laws of the United States of America ("Prior Trustee") and US BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America ("Successor Trustee").

                                    RECITALS:

         WHEREAS, the Company and Prior Trustee entered into a Trust Indenture dated as of November 7, 1997, a First Supplemental Indenture dated as of June 25, 1999, a Second Supplemental Indenture dated as of February 28, 2000, and a Third Supplemental Indenture dated as of January 2, 2001 (collectively, the "Indenture");

         WHEREAS, the Senior Notes (as such term is defined in the Indenture) were originally authorized and issued under the Indenture;

         WHEREAS, Section 7.08 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company with such resignation to become effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

         WHEREAS, Section 7.08 of the Indenture provides that if the Trustee shall resign, the Company shall appoint a successor Trustee;

         WHEREAS, Section 7.08 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Trustee;

         WHEREAS, the Company desires to appoint Successor Trustee as Trustee, Paying Agent and Registrar to succeed Prior Trustee in such capacities under the Indenture; and

         WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent and Registrar under the Indenture;

         NOW, THEREFORE, the Company, Prior Trustee and Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                    ARTICLE I

                                THE PRIOR TRUSTEE
                                -----------------

         SECTION 1.01 Prior Trustee hereby resigns as Trustee under the Indenture.

         SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture

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and all the rights, powers and trusts of the Trustee under the Indenture. Prior
Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar.

         SECTION 1.03 Resigning Trustee hereby represents and warrants to Successor Trustee that:

(a) No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best of the knowledge of the Responsible Officers of Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the Bonds required by the Indenture to effect any such waiver.

(b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers assigned to Resigning Trustee, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Indenture.

(c) As of the effective date of this Agreement, Resigning Trustee will hold no property under the Indenture.

(d) Pursuant to the Indenture, Resigning Trustee duly authenticated and delivered, on November 7, 1997 aggregate principal amount of the Senior Notes, $100,000,000 of which are outstanding as of the effective date hereof.

(e) Each person who so authenticated the Senior Notes was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Senior Notes at the respective times of such authentication and the signature of such person or persons appearing on such Senior Notes is each such person's genuine signature.

(f) This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation.

(g) To the best of the knowledge of the responsible Officers of the Resigning Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 6.01 of the Indenture or the First and Second Supplemental Indentures.

                                   ARTICLE II

                                   THE COMPANY
                                   -----------

         SECTION 2.01 The Company hereby accepts the resignation of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture.

         SECTION 2.02 All conditions relating to the appointment of US BANK NATIONAL ASSOCIATION as Successor Trustee, Paying Agent and Registrar under the Indenture have been met by the Company, and the Company hereby appoints Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture with like effect as if originally named as Trustee, Paying Agent and Registrar in the Indenture.

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         SECTION 2.03 The Company hereby represents and warrants to Prior and
Successor Trustee that:

(a) The Indenture was validly and lawfully executed and delivered by the Company and the Senior Notes were validly issued by the Company.

(b) The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(c) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 6.01 of the Indenture.

(d) No covenant or condition contained in the Indenture has been waived by Company or, to the best of Company's knowledge, by the Holders of the percentage in aggregate principal amount of the Senior Notes. required to effect any such waiver.

(e) There is no action, suit or proceeding pending or, to the best of Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by Company under the Indenture.

(f) This Agreement has been duly authorized, executed and delivered on behalf of Company and constitutes its legal, valid and binding obligation.

(g) All conditions precedent relating to the appointment of US Bank National Association as Trustee under the Indenture has been complied with by the Company.

                                   ARTICLE III

                              THE SUCCESSOR TRUSTEE
                              ---------------------

         SECTION 3.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Company that Successor Trustee is not disqualified to act as Trustee under the Indenture.

         SECTION 3.02 Successor Trustee hereby accepts its appointment as Successor Trustee, Paying Agent and Registrar under the Indenture and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Registrar under the Indenture.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

         SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on November 14, 2001.

         SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

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         SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

                                             METRIS COMPANIES INC.,
                                                    as Company

                                             By: ______________________________
                                             Name:
                                             Title:


                                             BANK ONE TRUST COMPANY, N.A.
                                             (Successor-in-Interest to The First
                                             National Bank of Chicago),
                                                    as Prior Trustee

                                             By: ______________________________
                                             Name:
                                             Title:


                                             US BANK NATIONAL ASSOCIATION,
                                                    as Successor Trustee

                                             By: ______________________________
                                             Name:
                                             Title:

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